SIGNATURES Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. Date: March 31, 2025 ELICIO THERAPEUTICS, INC. By: /s/ Robert Connelly Robert Connelly Chief Executive Officer Power of Attorney KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Connelly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons in the capacities and on the dates indicated. Signature Title Date /s/ Robert Connelly Robert Connelly Chief Executive Officer, President and Director March 31, 2025 (Principal Executive Officer) /s/ Jay Venkatesan, M.D. Director March 31, 2025 Jay Venkatesan, M.D. /s/ Julian Adams, Ph.D. Director March 31, 2025 Julian Adams, Ph.D. /s/ Carol Ashe Director March 31, 2025 Carol Ashe /s/ Yekaterina (Katie) Chudnovsky Director March 31, 2025 Yekaterina (Katie) Chudnovksy /s/ Robert R. Ruffolo, Jr., Ph.D. Director March 31, 2025 Robert R. Ruffolo, Jr., Ph.D. /s/ Karen Wilson Director March 31, 2025

Karen Wilson /s/ Allen Nissenson, M.D. Director March 31, 2025 Allen Nissenson, M.D.